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                                                      Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated November 4, 1999, except for the first paragraph of Note 8 as to which
the date is             , 1999, in the Registration Statement (Form S-1) and
related Prospectus of Avesta Technologies, Inc. dated November 19, 1999.


                                    Ernst & Young LLP


New York, New York


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The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in the first paragraph of
Note 8 to the financial statements.


                                     /s/ Ernst & Young LLP
                                         -----------------
                                         Ernst & Young LLP
New York, New York
November 19, 1999